UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

Filed by the Registrant [X]    Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[   ]     Preliminary Proxy Statement

[   ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to §240.14a-12

CAPITOL FEDERAL FINANCIAL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:
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	5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

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December 28, 2005

Dear Fellow Stockholder:

          On behalf of the Board of Directors and management of Capitol Federal Financial, we cordially invite you to attend the annual meeting of Capitol Federal Financial stockholders. The meeting will be held at 10:00 a.m. local time on Tuesday, January 24, 2006, at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, in Topeka, Kansas.

          We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. Alternatively, you may vote over the Internet or by telephone if the enclosed proxy card so indicates. Your prompt response will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

          Your Board of Directors and management are committed to the success of Capitol Federal Financial and the enhancement of your investment. As Chairman of the Board, I want to express my appreciation for your confidence and support.

Very truly yours, /s/ JOHN C. DICUS JOHN C. DICUS Chairman of the Board

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 24, 2006

          NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Capitol Federal Financial will be held as follows:

TIME	10:00 a.m. local time Tuesday, January 24, 2006
PLACE	Bradbury Thompson Center Washburn University Campus 1700 S.W. Jewell Topeka, Kansas
ITEMS OF BUSINESS	(1) The election of two directors of Capitol Federal Financial.
(2) The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2006.
RECORD DATE	Holders of record of Capitol Federal Financial common stock at the close of business on December 2, 2005 are entitled to vote at the annual meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be available for your inspection at our executive offices during the 20 days prior to the meeting, as well as at the meeting.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered stockholders, that is, stockholders who hold their stock in their own name, can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS /s/ JOHN C. DICUS JOHN C. DICUS Chairman of the Board

Topeka, Kansas
December 28, 2005

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CAPITOL FEDERAL FINANCIAL
700 S. Kansas Avenue
Topeka, Kansas 66603
(785) 235-1341

PROXY STATEMENT

INTRODUCTION

          The Capitol Federal Financial Board of Directors is using this proxy statement to solicit proxies from the holders of common stock of Capitol Federal Financial for use at Capitol Federal Financial's upcoming annual meeting of stockholders. The annual meeting of stockholders will be held at 10:00 a.m. local time on Tuesday, January 24, 2006 at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, in Topeka, Kansas. At the meeting, stockholders will be asked to vote on two proposals. The proposals are set forth in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail below. Stockholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented. Capitol Federal Financial is referred to in this proxy statement from time to time as "Capitol Federal Financial" or the "Company." Certain of the information in this proxy statement relates to Capitol Federal Savings Bank ("Capitol Federal Savings"), a wholly owned subsidiary of the Company.

          By submitting your proxy, either by executing and returning the enclosed proxy card or by voting electronically via the Internet or by telephone, you authorize the Company's Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board of Directors also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

          This proxy statement and the accompanying materials are being mailed to stockholders on or about December 28, 2005.

          Your proxy vote is important. Whether or not you plan to attend the meeting, please submit your proxy promptly either in the enclosed envelope, via the Internet or by telephone.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

          At the annual meeting, stockholders will be asked to vote on the following proposals:

Proposal 1.	The election of two directors of Capitol Federal Financial.
Proposal 2.	The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2006.

The stockholders also will transact any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

          The record date for the meeting is December 2, 2005. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to be voted at the meeting is Capitol Federal Financial common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 74,290,789 shares of common stock outstanding.

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What if my shares are held in "street name" by a broker?

          If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker nevertheless will be entitled to vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to any "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." Whether an item is discretionary is determined by the exchange rules governing your broker. Each of the proposals described in this proxy statement is expected to be considered a discretionary item.

What if my shares are held in Capitol Federal Financial's employee stock ownership plan?

          We maintain an employee stock ownership plan which owns approximately 3.9% of Capitol Federal Financial's common stock. Employees of Capitol Federal Financial and Capitol Federal Savings participate in the employee stock ownership plan. Each participant instructs the trustee of the plan how to vote the shares of common stock allocated to his or her account under the employee stock ownership plan. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant's shares in accordance with the instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the annual meeting, the trustee will vote the shares "FOR" each of the proposals set forth in this proxy statement. In the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her employee stock ownership plan account, the trustee will vote such shares "FOR" each of the proposals set forth in this proxy statement. The trustee will vote the shares of Capitol Federal Financial common stock held in the employee stock ownership plan but not allocated to any participant's account in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each proposal.

How many shares must be present to hold the meeting?

          A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

          If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

          1. YOU MAY VOTE BY MAIL. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

          2. YOU MAY VOTE BY TELEPHONE. If you are a registered stockholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

          3. YOU MAY VOTE ON THE INTERNET. If you are a registered stockholder, that is, if you hold your stock in your own name, you may vote on the Internet by following the instructions included on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

          4. YOU MAY VOTE IN PERSON AT THE MEETING. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of Capitol Federal Financial common stock on December 2, 2005, the record date for voting at the annual meeting.

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Can I vote by telephone or on the Internet if I am not a registered stockholder?

          If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet.

Can I change my vote after I submit my proxy?

          If you are a registered stockholder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

  signing another proxy with a later date;
  voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;
  giving written notice of the revocation of your proxy to the Secretary of Capitol Federal Financial prior to the annual meeting; or
  voting in person at the annual meeting.

          If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?

          If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

  FOR the election of the two director nominees to Capitol Federal Financial's Board of Directors; and
  FOR ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2006.

Will any other business be conducted at the annual meeting?

          The Board of Directors knows of no other business that will be conducted at the meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to approve the proposals?

          Director nominees who receive the highest number of votes for the positions to be filled will be elected. Ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors requires the affirmative vote of the majority of votes cast on the matter, in person or by proxy, at the annual meeting. Capitol Federal Savings Bank MHC, which owns 70.3% of Capitol Federal Financial's outstanding common stock, intends to vote its shares in favor of each of the director nominees and in favor of the ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2006.

How will withheld votes and abstentions be treated?

          If you withhold authority to vote for one or both director nominees or if you abstain from voting on the proposal to ratify the appointment of the independent auditors, your shares will still be included for purposes of determining whether a quorum is present. In addition, if you abstain from voting on the ratification of the appointment of the independent auditors, your shares will be included in the number of shares voting on that proposal and, consequently, your abstention will have the same practical effect as a vote against that proposal.

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How will broker non-votes be treated?

          Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum. Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal. Consequently, any broker non-votes will have the following effects:

Proposal 1.	Broker non-votes will have no effect on the election of directors.
Proposal 2.	Broker non-votes will not be counted in determining the number of shares necessary for ratification of the appointment of the Company's independent auditors and will, therefore, reduce the absolute number, but not the percentage, of the affirmative votes required for the approval of this proposal.

STOCK OWNERSHIP

          The following table presents information regarding the beneficial ownership of Capitol Federal Financial common stock, as of December 2, 2005, by:

  Capitol Federal Savings Bank MHC, which is the only stockholder known by management to beneficially own more than five percent of the outstanding common stock of Capitol Federal Financial;

  each director of Capitol Federal Financial and nominee for election;

  each executive officer of Capitol Federal Financial named in the "Summary Compensation Table" appearing below; and

  all of the executive officers, directors and director nominees as a group.

          The persons named in the following table have sole voting and investment powers for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each of the beneficial owners, except where otherwise indicated, is the same address as that of Capitol Federal Financial. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Capitol Federal Financial. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). As of December 2, 2005, there were 74,290,789 shares of Capitol Federal Financial common stock outstanding.

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Name of Beneficial Owner	Beneficial Ownership(1)	Percent of Common Stock Outstanding

Significant Stockholder
Capitol Federal Savings Bank MHC 700 S. Kansas Avenue Topeka, Kansas 66603	52,192,817(2)	70.3%

Directors, Director Nominees and Executive Officers
John C. Dicus, Chairman of the Board	654,667(3)	*
B. B. Andersen, Director	95,906	*
John B. Dicus, President, Chief Executive Officer and Director	607,988(4)	*
Jeffrey M. Johnson, Director	1,000	*
Michael T. McCoy, Director	0	*
Jeffrey R. Thompson, Director	31,200	*
Marilyn S. Ward, Director	74,250	*
Richard J. Aleshire, Executive Vice President for Retail Operations	181,439(5)	*
Larry K. Brubaker, Executive Vice President for Corporate Services	198,325(6)	*
Neil F.M. McKay, Executive Vice President	116,059(7)	*
Directors, director nominees and executive officers of Capitol Federal Financial as a group (13 persons)	2,128,921(8)	2.8%

___________________

(1)	Included in the shares beneficially owned by the named individuals are options to purchase shares of Capitol Federal Financial common stock which are currently exercisable or which will become exercisable within 60 days after December 2, 2005, as follows: John C. Dicus - 178,310 shares; John B. Dicus - 160,775 shares; Mr. Thompson - 20,000 shares; Mr. Aleshire - 33,775 shares; and Mr. Brubaker - 54,800 shares.
(2)	As reported by Capitol Federal Savings Bank MHC in a Schedule 13D dated March 31, 1999, which reported sole voting and dispositive power with respect to 52,192,817 shares.
(3)	Includes 202,500 shares held in the Barbara B. Dicus Living Trust, of which John C. Dicus is a co-trustee.
(4)	Includes 50,000 shares held jointly with Mr. John B. Dicus' spouse.
(5)	Includes 18,025 shares held solely by Mr. Aleshire's spouse.
(6)	Includes 124,385 shares of common stock held in the Brubaker Family Trust for which Mr. Brubaker is a co-trustee with his spouse and 328 shares of common stock which Mr. Brubaker holds jointly with his son. Excludes 20,000 shares held in a trust of which Mr. Brubaker is a beneficiary but not a trustee.
(7)	Includes 93,055 shares held jointly with Mr. McKay's spouse.
(8)	Includes shares held directly, as well as shares held by and jointly with certain family members, shares held in retirement accounts, shares held by trusts of which the individual or group member is a trustee or substantial beneficiary or shares held in another fiduciary capacity with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes an aggregate of 478,306 shares of common stock issuable upon exercise of the stock options which are currently exercisable or which will become exercisable within 60 days after December 2, 2005.

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PROPOSAL I

ELECTION OF DIRECTORS

          Capitol Federal Financial's Board of Directors is composed of seven members, each of whom is also a director of Capitol Federal Savings. Approximately one-third of the directors are elected annually. Directors of Capitol Federal Financial are elected to serve for a three-year term or until their respective successors are elected and qualified.

          The following table sets forth certain information regarding the composition of Capitol Federal Financial's Board of Directors, including each director's term of office. The Board of Directors, acting on the recommendations of the Nominating Committee, has recommended and approved the nominations of B.B Andersen and John C. Dicus to serve as directors, each for a term of three years to expire at the annual meeting of stockholders to be held in 2009. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the authority to vote for a nominee is withheld) will be voted at the annual meeting "FOR" the election of these director nominees. If either nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendations of the Nominating Committee, may recommend. At this time, the Board of Directors knows of no reason why either nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between either nominee and any other person pursuant to which the nominee was selected.

Name	Age(1)	Position(s) Held in Capitol Federal Financial	Director Since(2)	Term of Office Expires

NOMINEES

B. B. Andersen	69	Director	1981	2009
John C. Dicus	72	Chairman of the Board	1963	2009

DIRECTORS REMAINING IN OFFICE

John B. Dicus	44	President, Chief Executive Officer and Director	1989	2007
Jeffrey R. Thompson	44	Director	2004	2007
Jeffrey M. Johnson	39	Director	2005	2008
Michael T. McCoy, M.D.	56	Director	2005	2008
Marilyn S. Ward	66	Director	1977	2008
____________________

(1) As of September 30, 2005.
(2) Includes service as a director of Capitol Federal Savings.

          The business experience of each director and director nominee for at least the past five years is set forth below.

          B.B. Andersen. Mr. Andersen has had a life long career in construction and development activities. He is currently involved in various real estate development projects in Colorado and Missouri.

          John C. Dicus. Mr. Dicus has served as Chairman of the Board of Directors of Capitol Federal Savings since 1989 and Capitol Federal Financial since its inception in March 1999. Prior to January 1, 2003, he also served as Chief Executive Officer of Capitol Federal Savings since 1989 and Capitol Federal Financial since March 1999. He has been associated with Capitol Federal Savings in various capacities since 1959, and served as President of Capitol Federal Savings from 1969 until 1996. He is the father of Mr. John B. Dicus.

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          John B. Dicus. Mr. Dicus became President and Chief Executive Officer of Capitol Federal Savings and Capitol Federal Financial effective January 1, 2003. Prior to his appointment as Chief Executive Officer, he served as President and Chief Operating Officer for Capitol Federal Savings since 1996 and for Capitol Federal Financial since its inception in March 1999. Before that, he served as the Executive Vice President of Corporate Services for Capitol Federal Savings for four years. He has been with Capitol Federal Savings in various other positions since 1985. He is the son of Mr. John C. Dicus.

          Jeffrey R. Thompson. Since 2002, Mr. Thompson has served as Chief Financial Officer of Salina Vortex Corp., a Salina, Kansas-based manufacturing company. From 2001 to 2002, he served as Vice President, Supply Chain, for The Coleman Company, Wichita, Kansas, a manufacturer and marketer of consumer products. From 1992 to 2001, he served in a variety of capacities for Koch Industries, Inc., Wichita, Kansas, including President of Koch Financial Services, Inc. from 1998 to 2001. From 1986 to 1992, he worked in several positions for Chrysler Capital Public Finance, Kansas City, Missouri, primarily in the areas of originating, underwriting and servicing tax-exempt municipal leases. Mr. Thompson is a certified public accountant.

          Jeffrey M. Johnson. Mr. Johnson is President of Flint Hills National Golf Club, Andover, Kansas, a position he has held since March 2003. From March 1997 until joining Flint Hills, Mr. Johnson was an investment advisor with Raymond James Financial Services in Wichita, Kansas. Before that, he served in a variety of restaurant management positions with Lone Star Steakhouse & Saloon, Inc. and Coulter Enterprises, Inc. Mr. Johnson is also part-owner of several restaurants in Lawrence, Manhattan and Wichita, Kansas.

          Michael T. McCoy, M.D. Dr. McCoy, an orthopedic surgeon in private practice, also is the Chief of Orthopedic Surgery at Stormont Vail Regional Medical Center in Topeka, Kansas, a position he has held since October 2004. He previously served as Chief of Surgery at Stormont Vail from January 1987 to January 1988. Dr. McCoy is a member of the Kansas Medical Society, the Shawnee County Medical Society, the American Academy of Orthopedic Surgeons and the American Orthopedic Society for Sports Medicine.

          Marilyn S. Ward. From 1985 until her retirement in 2004, Ms. Ward was Executive Director of ERC/Resource & Referral, a family resource center located in Topeka, Kansas.

Director Independence

          The Board of Directors of Capitol Federal Financial has determined that the following directors, constituting a majority of the Board, are "independent directors," as that term is defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. (the "NASD"): Directors Andersen, Johnson, McCoy, Thompson and Ward.

Board Meetings and Committees

          Meetings of Capitol Federal Financial's Board of Directors are generally held on a quarterly basis. Meetings of Capitol Federal Savings' Board of Directors, the membership of which is identical to Capitol Federal Financial's Board of Directors, are generally held on a monthly basis. For the fiscal year ended September 30, 2005, the Board of Directors of Capitol Federal Financial held seven meetings and the Board of Directors of Capitol Federal Savings held 12 meetings. During fiscal year 2005, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of each Board and the total number of meetings held by the committees of each Board on which committees he or she served.

          Capitol Federal Financial's Board of Directors has standing Executive, Compensation, Stock Benefit, Audit and Nominating Committees. The following is a summary of these committees.

          The Executive Committee is currently comprised of John C. Dicus (Chairperson) and Directors Andersen, John B. Dicus and Ward. The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings, to the extent permitted by applicable law. This committee is responsible for formulating and implementing policy decisions, subject to review by the entire Board of Directors. The Executive Committee did not meet during fiscal year 2005.

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          The Compensation Committee is currently comprised of Directors Andersen (Chairperson), Johnson, McCoy, Thompson and Ward. The Compensation Committee is responsible for reviewing all issues pertaining to executive compensation, reviewing and recommending all changes in employee benefit plans and making recommendations to the Board regarding director compensation. In fiscal year 2005, this committee met four times at the Company level; the Compensation Committee for Capitol Federal Savings, which serves the same function and has the identical makeup, also met four times during fiscal year 2005.

          The Stock Benefit Committee is currently comprised of Directors Andersen (Chairperson) and Ward. The Stock Benefit Committee is principally responsible for administering Capitol Federal Financial's Stock Option and Incentive Plan and its Recognition and Retention Plan. This committee met five times during fiscal year 2005.

          The Audit Committee is currently comprised of Directors Ward (Chairperson), Andersen, Johnson, McCoy and Thompson, each of whom is "independent," as independence for audit committee members is defined in the NASD Marketplace Rules. The Board of Directors of Capitol Federal Financial has determined that Mr. Thompson is an "audit committee financial expert," as defined in the SEC's rules.

          The Audit Committee of Capitol Federal Financial operates under a written charter adopted by the full Board of Directors, a copy of which was attached to the Company's proxy statement for its last annual meeting of stockholders, filed with the SEC on December 28, 2004. The Audit Committee is appointed by the Company's Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Company's consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the annual independent audit of the Company's consolidated financial statements, the independent auditors' qualifications and independence, the performance of the Company's internal audit function and independent auditors and any other areas of potential financial risks to the Company specified by its Board of Directors. The Audit Committee also is responsible for hiring, retaining and terminating the Company's independent auditors. The Audit Committee met eight times in fiscal 2005.

          The Nominating Committee is comprised of Directors Thompson (Chairperson), Andersen, Johnson, McCoy and Ward, each of whom is an "independent director," as that term is defined in the NASD Marketplace Rules. The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee. The nominees for election at the meeting identified in this proxy statement were recommended to the Board by the newly appointed Nominating Committee.

          The Nominating Committee operates under a formal written charter adopted by the Board, a copy of which was attached to the Company's proxy statement for its last annual meeting of stockholders, filed with the SEC on December 28, 2004. The Nominating Committee has the following responsibilities under its charter:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;
(ii)	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company's charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

(iii)	review nominations submitted by stockholders, which have been addressed to the Company's Secretary, and which comply with the requirements of the Company's charter and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

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(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and
(v)	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

          Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures. Pursuant to the Company's bylaws, nominations by stockholders must be delivered in writing to the Secretary of Capitol Federal Financial at least five days prior to the date of the annual meeting.

Stockholder Communications with Directors

          Stockholders may communicate with the Board of Directors by writing to: James D. Wempe, Investor Relations, Capitol Federal Financial, 700 S. Kansas Avenue, Topeka, Kansas 66603.

Board Member Attendance at Annual Stockholder Meetings

          Although the Company does not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Every director of the Company attended last year's annual meeting of stockholders.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

          The members of the Boards of Directors of Capitol Federal Savings and Capitol Federal Financial are identical. In January 2005, the fee structure for the non-employee directors of Capitol Federal Financial and Capitol Federal Savings was changed. Under the new structure, each non-employee director receives an annual retainer, paid monthly (beginning January 2005), of $20,000 for his or her service on Capitol Federal Savings' Board of Directors and $20,000 for his or her service on Capitol Federal Financial's Board of Directors ($40,000 in total). No additional fees are paid for attending Board or Board committee meetings. Previously, all non-employee directors received a monthly retainer of $1,000 for service on Capitol Federal Savings' Board of Directors and $1,000 for each meeting of Capitol Federal Savings' Board of Directors. In addition, each non-employee director previously received $1,000 for each Capitol Federal Savings Board committee meeting attended in person and $250 for each Capitol Federal Savings Board committee meeting attended telephonically, except that the Chairperson of the Audit Committee received $1,250 for each Audit Committee meeting attended. Directors John C. Dicus, Chairman of the Board, and John B. Dicus, President and Chief Executive Officer, were each paid $24,000 in fiscal year 2005.

Executive Compensation

          The following table sets forth information concerning the compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers during and for the fiscal year ended September 30, 2005. We refer to the officers listed in the table below as the "named executive officers." Capitol Federal Financial has not entered into any employment agreements or change-in-control agreements with any of the named executive officers.

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Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compen- sation($)	Restricted Stock Award ($)	Options (#)	All Other Compen- sation

John C. Dicus, Chairman(1)	2005 2004 2003	$473,500(3) 524,000(3) 561,317(3)	$233,540(4) ---(4) 33,048(4)	$15,948(5) 15,948(5) 15,948(5)	$ --- --- ---	--- --- ---	$193,291(6) 269,807 244,916
John B. Dicus, President and Chief Executive Officer(1)	2005 2004 2003	$448,850(3) 436,000(3) 410,999(3)	$208,266(4) ---(4) 14,040(4)	$19,292(5) 19,292(5) 19,292(5)	$ --- --- ---	--- --- ---	$172,074(6) 220,958 190,216
Neil F. M. McKay, Executive Vice President(2)	2005 2004 2003	$240,475 239,318 239,318	$ 64,515(4) ---(4) 6,892(4)	$ 5,086(5) 5,086(5) 5,086(5)	$ --- --- ---	--- --- ---	$113,394(6) 142,379 111,401
Larry K. Brubaker, Executive Vice President for Corporate Services	2005 2004 2003	$199,250 198,000 198,000	$ 66,231(4) ---(4) 7,128(4)	$ --- --- ---	$ --- --- ---	--- --- ---	$ 87,535(6) 109,752 78,894
Richard J. Aleshire, Executive Vice President for Retail Operations	2005 2004 2003	$199,250 198,000 198,000	$ 65,736(4) ---(4) 7,128(4)	$ --- --- ---	$ --- --- ---	--- --- ---	$ 87,522(6) 109,146 78,030

_____________________

(1)	John C. Dicus served as Chief Executive Officer until January 1, 2003, at which time John B. Dicus became Chief Executive Officer.
(2)	Mr. McKay will be retiring from the Company on March 31, 2006. To ensure an orderly management transition, Mr. McKay relinquished his positions as Chief Financial Officer and Treasurer effective September 1, 2005.
(3)	Includes director fees of $24,000 for each of fiscal years 2005, 2004 and 2003.
(4)	Represents bonus amounts awarded for performance in fiscal 2005, 2004 and 2003. The bonuses awarded for fiscal 2005 have been approved by the Compensation Committee of the Company's Board of Directors but will not be paid until January 2006. In previous proxy statements, bonuses were reported in the year paid, rather than the year for which earned. No bonuses were paid in fiscal 2005 for performance in fiscal 2004. The bonus amounts include Capitol Federal Savings' matching contributions under Capitol Federal Financial's Deferred Incentive Bonus Plan for fiscal years 2005, 2004 and 2003, as follows:

	2005	2004	2003

John C. Dicus	$46,708	$0	$6,610
John B. Dicus	$41,653	$0	$2,808
Neil F.M. McKay	$0	$0	$0
Larry K. Brubaker	$13,246	$0	$1,426
Richard J. Aleshire	$13,147	$0	$1,426
Each of the named executive officers, other than Mr. McKay, has elected to participate in the Deferred Incentive Bonus Plan. The amount deferred, if any, plus the matching contribution on the deferred amount is deemed to be invested in Capitol Federal Financial's common stock through the purchase of phantom stock units. Receipt of the matching contribution is contingent on the executive officer remaining employed with the Company for a period of three years following the award of the phantom stock units. For additional information regarding this plan, see "Deferred Compensation Plan" below.
(5)	Represents the amount reimbursed for all or part of the tax liability resulting from the payment of premiums on universal life insurance policies for the named executive officer.
(6)	Amounts represent allocations under Capitol Federal Savings' profit sharing plan, allocations under Capitol Federal Savings' ESOP, premiums on universal life insurance policies, term life insurance premiums and earnings (in the form of Company stock price appreciation (depreciation) and dividend equivalents during the last fiscal year) accrued by the Company on outstanding phantom stock units awarded under the Deferred Incentive Bonus Plan. These amounts for fiscal 2005, respectively, include $1,000, $73,265, $60,000, $792 and $58,234 for Mr. John C. Dicus; $1,000, $73,265, $68,400, $792 and $28,617 for Mr. John B. Dicus; $1,000, $73,265, $21,000, $792 and $17,337 for Mr. McKay; $990, $71,212, $0, $786 and $14,547 for Mr. Brubaker; and $990, $71,212, $0, $786 and $14,534 for Mr. Aleshire. During fiscal year 2005, each of the named executive officers received a cash payout of the phantom stock units awarded in fiscal year 2002 as follows: Mr. John C. Dicus: $302,302; Mr. John B. Dicus: $178,220; Mr. McKay: $110,003; Mr. Brubaker $91,102; and Mr. Aleshire; $90,183. Such amounts were comprised of the following: (i) the bonus amounts originally deferred by the named executive officers and the Company's matching contributions thereon (all of which was previously reported as bonus compensation during fiscal year 2002); and (ii) any appreciation in the Company's stock price from December 31, 2001 to December 31, 2004, plus dividend equivalents paid during that period (all of which has been reflected in "All Other Compensation" for fiscal years 2002 through 2005 as earnings (losses) accrued by the Company during those years on phantom stock units awarded under the Deferred Incentive Bonus Plan).

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Deferred Compensation Plan

          Under Capitol Federal Financial's Deferred Incentive Bonus Plan, a participant may defer from $2,000 to as much as fifty percent (up to a maximum of $100,000) of their award under the short-term performance plan, which is typically made in the January following the end of the fiscal year for which the short-term performance plan award is earned. The total amount deferred plus a fifty percent match by Capitol Federal Savings is deemed to be invested, in the form of phantom stock units, in Capitol Federal Financial common stock as of December 31st in the year prior to the short-term performance award (e.g., December 31, 2005, in the case of the short-term performance award for fiscal year 2005 made in January 2006). On the third anniversary date (e.g., December 31, 2008, in the case of the award for fiscal year 2005), the phantom stock units are deemed sold and each participant will receive shortly thereafter a cash payment equal to the amount deferred, the company match, the dividend equivalents paid on Capitol Federal Financial common stock during the three-year period, plus the appreciation, if any, of Capitol Federal Financial common stock. There will not be any reduction to the amount of the cash payment if the deemed investment in Capitol Federal Financial common stock has depreciated in value. The payment of these benefits (except for the amount deferred) is subject to the participant's continued employment through the end of the deferral period.

          Because no awards were made for fiscal 2004 under the short-term performance plan, no phantom stock units were acquired in fiscal 2005 by the named executive officers. As indicated above, the phantom stock units for deferrals of the short-term performance plan awards for fiscal 2005 will be acquired in January 2006 based on the closing price of the Company's common stock on December 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION VALUES

          The following table summarizes for each of the named executive officers certain information relating to stock options exercised by them during fiscal year 2005 and the value of unexercised, in-the-money options held by them at September 30, 2005. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise price and the fair market value of the underlying stock on September 30, 2005, which was $34.22 per share, based on the closing price of Capitol Federal Financial common stock on that date as reported on the Nasdaq Stock Market. These fiscal year-end values have not been, and may never be, realized because the options have not been, and may not ever be, exercised. Actual gains, if any, on exercise will depend on the value of Capitol Federal Financial common stock on the date of exercise.

Name	Shares Acquired on Exercise (#)	Value Realized ($)			Value of Unexercised
			Number of Unexercised		In-the-Money Options
			Options at FY-End (#)		at FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John C. Dicus, Chairman	89,155	$2,445,522	178,310	---	$4,457,750	---
John B. Dicus, President and Chief Executive Officer	160,000	4,388,800	160,775	---	4,019,375	---
Neil F.M. McKay, Executive Vice President	---	---	---	---	---	---
Larry K. Brubaker, Executive Vice President for Corporate Services	41,000	1,110,280	54,800	---	1,370,000	---
Richard J. Aleshire, Executive Vice President for Retail Operations	30,000	764,250	33,775	---	844,375	---

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires Capitol Federal Financial's directors and executive officers, and persons who own more than 10% of Capitol Federal Financial's common stock to report their initial ownership of Capitol Federal Financial's common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC, and Capitol Federal Financial is required to disclose in this proxy statement any late filings or failures to file.

          Capitol Federal Financial believes that, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required during the fiscal year ended September 30, 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2005.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Capitol Federal Financial's compensation plans and matters are administered by the Stock Benefit Committee and the Compensation Committee. The Stock Benefit Committee is currently comprised of Directors Andersen and Ward. The Compensation Committee is currently comprised of Directors Andersen (Chairperson), Johnson, McCoy, Thompson and Ward. Former Director Robert B. Maupin, who was a member of the Compensation Committee until his retirement from the Board in January 2005, is a former executive officer of Capitol Federal Savings, having retired in 1991 as Senior Executive Vice President and Chief Lending Officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Capitol Federal Financial specifically incorporates it by reference in such filing.

          The Compensation Committee of the Board of Directors of Capitol Federal Financial has furnished the following report on executive compensation:

          Capitol Federal Savings' executive compensation programs are administered by the Board's Compensation Committee ("Committee") comprised of five non-employee directors. The Committee determines and maintains Capitol Federal's executive compensation policies and objectives and reviews and approves all issues pertaining to executive compensation. A separate Stock Benefit Committee administers Capitol Federal's Stock Option and Incentive Plan and Recognition and Retention Plan. The objective of Capitol Federal Savings' three compensation programs (base salary, short-term performance and long-term incentives) is to provide compensation which enables Capitol Federal Savings to attract, motivate and retain talented and dedicated executives, promote a team orientation toward the achievement of business objectives and goals and link the success of Capitol Federal Savings' executives with that of Capitol Federal Financial. It is the Committee's intent to tie individual performance and incentive compensation to specific performance criteria, including results of operations and value to stockholders.

Base Salary Compensation

          A base salary range is established for each executive position to reflect the potential contribution of each position to the achievement of Capitol Federal Savings' business objectives and to be highly competitive with base salaries paid for comparable positions in the national market by thrift institutions. The Committee annually utilizes comparative executive compensation information for stock thrift institutions and makes further comparisons with a selected peer group of institutions with similarities in asset size and operational conduct. The Committee also is cognizant of the salaries paid by other non-financial institution companies in Capitol Federal Savings' market areas with whom it believes Capitol Federal Savings competes for executives.

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          Within the established base salary ranges, actual base salary is determined by Capitol Federal Savings' financial performance in relation to attainment of the financial goals set forth in the business plan, the annual forecast of operations and the three-year financial plan, as well as a subjective assessment of each executive's achievements of any individual objectives and managerial effectiveness. Base salary levels are targeted toward the mid-range of the comparable companies. The Committee annually reviews the performance of the Chief Executive Officer and other executive officers.

Short-Term Performance Plan

          The purpose of the short-term performance plan is to achieve the following objectives:

           1)          promote stability and the achievement of profitability and business goals;

           2)          link executive compensation to specific corporate performance objectives and individual results; and

           3)          provide a competitive reward structure for Bank officers.

          The plan is structured so that the amount of the awards under the plan will vary based on the maximum opportunity, which is a percentage of base salary, established for each officer level. All elected and appointed salaried officers of Capitol Federal Savings are eligible to participate in the plan. Participants earn cash awards by personally achieving their individual goals and assisting Capitol Federal Financial in achieving its overall financial objectives. The Committee is responsible for establishing performance targets for each performance year which include both the institutional and personal performance criteria. The institutional or company performance component is based on the attainment of certain financial objectives as measured by return on average equity, earnings per share and Capitol Federal Financial's efficiency ratio. Bonuses under the short-term performance plan are typically paid in January following the fiscal year for which the award is earned. The Compensation Committee determined that, due to the net loss incurred by Capitol Federal Financial for fiscal 2004, no bonuses would be awarded under the short-term performance plan for that year. Accordingly, no bonuses were paid to the named executive officers in fiscal 2005. Bonuses awarded for fiscal 2005 to the named executive officers, which will be paid in January 2006, are included in the Summary Compensation Table along with the Capitol Federal Savings match on the portion that will be deferred under the deferred incentive bonus plan. See "--Long-Term Incentives" below.

          In December 2005, the Committee approved a new short-term performance plan. The new plan is essentially a continuation of the Company's existing short-term performance plan, which was to expire following the payment of bonuses earned for fiscal 2005. Under the new plan, bonuses will be determined and calculated in the same manner as under the expiring plan.

Long-Term Incentives

          A deferred incentive bonus plan for executive officers operates in conjunction with the short-term performance plan. The deferred incentive bonus plan is administered as an unfunded plan of deferred compensation with all benefits expensed and recorded as liabilities as accrued.

          Participants may defer for a period of three years from $2,000 to as much as fifty percent (up to a maximum of $100,000) of their award under the short-term performance plan. The total of the amount deferred, plus a fifty percent Capitol Federal Savings match, is deemed to be invested in Capitol Federal Financial common stock at the closing price as of the December 31st immediately preceding the deferral date. Assuming the participant has continued employment with Capitol Federal Savings through the end of the mandatory deferral period, the participant will be entitled to receive a cash payment equal to the deferred amount, the Capitol Federal Savings match, the value of all dividend equivalents paid on the Capitol Federal Financial common stock deemed invested during the deferral period and the appreciation, if any, earned during the deferral period on the Capitol Federal Financial common stock deemed invested. There will not be any reduction to the amount of the cash payment if the deemed investment in Capitol Federal Financial common stock has depreciated in value.

          Capitol Federal Financial also maintains the 2000 Stock Option and Incentive Plan and the 2000 Recognition and Retention Plan. Both long-term incentive stock plans were approved by stockholders in April 2000. The plans are designed to provide incentives for long-term positive performance by the executive officers to align their financial interests with those of Capitol Federal Financial and its stockholders and by providing the opportunity to participate in stock price appreciation, if any, which may occur after the date options or restricted stock awards are granted.

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          The Stock Benefit Committee administers these two long-term incentive stock plans, determines employee eligibility and grants share awards. Generally, both options and restricted stock awards vest in equal installments over a period of five years. No stock option or restricted stock awards were made to the named executive officers during fiscal 2005.

Chief Executive Officer

          John B. Dicus was named as Chief Executive Officer as of January 1, 2003. The base salary and short-term performance award for the CEO position are established annually based on the information discussed above. Specific performance goals have not been used by the Committee in determining the chief executive officer's base salary. Effective July 1, 2005, following a regular annual review by the Committee of executive salaries, peer comparison and job performance, John B. Dicus' base salary was increased by $50,000. The short-term performance plan provides for John B. Dicus to receive a maximum opportunity award of sixty percent of base salary with performance based on ninety percent for institutional financial criteria and ten percent on personal performance criteria. John B. Dicus was not paid a bonus under the short-term performance plan in fiscal year 2005 because, as discussed above, the Committee determined not to award bonuses under the plan for fiscal 2004. For fiscal 2005, based on the achievement of institutional and personal performance criteria, John B. Dicus was awarded a bonus of $166,613, to be paid in January 2006. John B. Dicus is fully vested in all stock options and restricted shares granted to him under the long-term incentive stock plans.

Limitation on Deductibility of Compensation in Excess of $1 Million

          Section 162(m) of the Internal Revenue Code limits the corporate federal income tax deduction for compensation paid to a publicly held corporation's five most highly compensated executive officers to $1.0 million per executive per year, to the extent such compensation is not "performance-based compensation" under a plan approved by stockholders. Income recognized by executives upon the exercise of stock options granted by the Stock Benefit Committee under the 2000 Stock Option and Incentive Plan constitutes "performance-based compensation" that is exempt from the 162(m) limitation. However, we have in the past awarded, and may in the future award, compensation that causes a portion of one or more of our executive's total compensation for a particular year to not be tax deductible.

          The foregoing report is furnished by the Compensation Committee of the Board of Directors.

                    B. B. Andersen (Chairman)
                    Jeffrey M. Johnson
                    Michael T. McCoy
                    Jeffrey R. Thompson
                    Marilyn S. Ward

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Stockholder Return Performance Presentation

          The line graph below compares the cumulative total stockholder return on Capitol Federal Financial's common stock to the cumulative total return of a broad index of the Nasdaq Stock Market and a savings and loan industry index for the period September 30, 2000 through September 30, 2005. The information presented below assumes $100 was invested on September 30, 2000 in Capitol Federal Financial's common stock and in each of the indices and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG CAPITOL FEDERAL FINANCIAL,
NASDAQ MARKET INDEX AND SAVINGS AND LOAN INDUSTRY INDEX

	9/30/00	9/30/01	9/30/02	9/30/03	9/30/04	9/30/05
CAPITOL FEDERAL FINANCIAL	100.00	135.53	161.97	231.06	275.10	309.73
S&L INDEX	100.00	133.39	139.97	186.99	218.34	227.22
NASDAQ MARKET INDEX	100.00	40.97	32.96	50.52	53.56	60.93

Certain Transactions

          Capitol Federal Savings has followed a policy of granting loans to officers and directors. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

          All loans that Capitol Federal Savings makes to directors and executive officers are subject to Office of Thrift Supervision regulations restricting loans and other transactions with affiliated persons of Capitol Federal Savings. Loans to all directors and executive officers and their associates totaled approximately $4.0 million at September 30, 2005, which was 0.5% of our equity at that date. All loans to directors and executive officers were performing in accordance with their terms at September 30, 2005.

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          Former Director Carl W. Quarnstrom, who retired from the Board in January 2005, is a partner in the law firm of Shaw, Hergenreter & Quarnstrom. The firm receives a retainer fee to serve as general counsel for Capitol Federal Savings regarding real estate and litigation issues. The legal fees received by the law firm for professional services rendered to Capitol Federal Savings during fiscal year 2005 were $70,817.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

          The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Capitol Federal Financial specifically incorporates it by reference in such filing.

          The Audit Committee has reviewed and discussed the audited financial statements of Capitol Federal Financial for the fiscal year ended September 30, 2005 with Capitol Federal Financial management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

          The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

          Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Capitol Federal Financial's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005, for filing with the SEC.

          The foregoing report is furnished by the Audit Committee of the Board of Directors.

                    Marilyn S. Ward (Chairperson)
                    B. B. Andersen
                    Jeffrey M. Johnson
                    Michael T. McCoy
                    Jeffrey R. Thompson

PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

          The Audit Committee of Capitol Federal Financial's Board of Directors has renewed Capitol Federal Financial's arrangement for Deloitte & Touche LLP to be the Company's independent auditors for the fiscal year ending September 30, 2006, subject to the ratification of that appointment by Capitol Federal Financial's stockholders at the annual meeting. A representative of Deloitte & Touche LLP is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

          For the fiscal years ended September 30, 2005 and 2004, Deloitte & Touche LLP provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

(a)	Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements, for the audit pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, for the review of financial statements included in the Company's Quarterly Reports on Form 10-Q, for statutory and regulatory audits and for consents: $918,143 - 2005; $376,200 - 2004.

(b)	Audit Related Fees: Aggregate fees billed for professional services rendered related to audits of employee benefit plans, stand-alone audit of subsidiary and mutual holding company, preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and agreed-upon procedures engagements: $83,078 - 2005; $85,308 - 2004.

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(c)	Tax Fees: Aggregate fees billed for professional services rendered related to tax return preparation and tax consultations: $127,700 - 2005; $106,914 - 2004.
(d)	All other fees: Aggregate fees billed for all other professional services, consisting of risk consulting services in 2004: $0 - 2005; $7,875 - 2004.

          The Audit Committee generally pre-approves all audit and permissible non-audit services to be provided by the independent auditors. The Audit Committee has, however, delegated authority to the chairperson of the Audit Committee to pre-approve services not pre-approved by the Audit Committee, provided such action is reported to the Audit Committee at its next meeting. None of the services provided by Deloitte & Touche LLP described in items (a)-(d) above was approved by the Audit Committee pursuant to a waiver of the pre-approval requirements of the SEC's rules and regulations.

          The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2006.

STOCKHOLDER PROPOSALS

          In order to be eligible for inclusion in Capitol Federal Financial's proxy materials for next year's annual meeting of stockholders, any stockholder proposal to take action at the meeting must be received at Capitol Federal Financial's executive office at 700 S. Kansas Avenue, Topeka, Kansas 66603 no later than August 30, 2006. All stockholder proposals submitted for inclusion in Capitol Federal Financial's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any stockholder proposal (regardless of whether included in Capitol Federal Financial's proxy materials), Capitol Federal Financial's Charter and Bylaws.

          To be considered for presentation at next year's annual meeting, although not included in the proxy materials for that meeting, any stockholder proposal must be received at Capitol Federal Financial's executive office at least five days prior to next year's annual meeting.

OTHER MATTERS

          The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

ADDITIONAL INFORMATION

          Capitol Federal Financial will pay the costs of soliciting proxies. Capitol Federal Financial will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and employees of Capitol Federal Financial may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

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REVOCABLE PROXY

CAPITOL FEDERAL FINANCIAL

ANNUAL MEETING OF STOCKHOLDERS

January 24, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints the members of the Board of Directors of Capitol Federal Financial, and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Capitol Federal Financial which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on January 24, 2006 at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, in Topeka, Kansas at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES NAMED HEREIN AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

CAPITOL FEDERAL FINANCIAL

January 24, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER ACCOUNT NUMBER
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

The Board of Directors recommends a vote "FOR" the election of both nominees named herein and FOR" the ratification of the appointment of Deloitte & Touche LLP.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
						FOR	AGAINST	ABSTAIN
I.	Election of Directors: (for three-year terms)			II.	The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2006.	[ ]	[ ]	[ ]
		NOMINEES:		In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or postponement thereof.
[ ] [ ] [ ]	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O O	B. B. Andersen John C. Dicus	The undersigned acknowledges receipt from Capitol Federal Financial, prior to the execution of this Proxy, of Notice of the Annual Meeting of Stockholders, a Proxy Statement and Capitol Federal Financial's Annual Report to Stockholders for the fiscal year ended September 30, 2005.

INSTRUCTION: To withhold authority to vote for one nominee but not for both nominees, mark "FOR ALL EXCEPT" and fill in the circle next to the nominee for whom you wish to withhold authority to vote, as shown here:	•

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
[ ]

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

END